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                      SECURITIES AND EXCHANGE COMMISSION
                           SCHEDULE 14A INFORMATION
                         PROXY STATEMENT PURSUANT TO
             SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, For Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
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               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction: $_________

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     (5) Total fee paid: $__________

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[_]  Fee paid previously with preliminary materials: N/A

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                   [LETTERHEAD OF CARL THOMPSON ASSOCIATES]

FOR IMMEDIATE RELEASE:  September 21, 2001

CONTACTS:
Stephen R. Roark                                       Carl Thompson
President and Chief Financial Officer                  Chief Executive Officer
Stan Politano                                          Carl Thompson Associates
Vice President                                         800-959-9677
Black Hawk Gaming & Development Co., Inc.
303-582-1117

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
             ANNOUNCES STATUS OF PROPOSED MERGER WITH GAMECO, INC.


     Black Hawk, Colorado--Black Hawk Gaming & Development Company, Inc. (Nasdaq National Market: BHWK), owner and operator of the Gilpin Hotel Casino in Black Hawk, Colorado, the Gold Dust West Casino in Reno, Nevada, and 75% owner and operator of The Lodge Casino in Black Hawk, today announced that it has re-filed its preliminary proxy statement with the Securities and Exchange Commission to respond to SEC comments.

     Also, Black Hawk has been advised that Gameco and its financial advisors are evaluating carefully the impact of the September 11, 2001 terrorist attacks in New York City and Washington, D.C., on the capital markets and Gameco's proposed high yield debt offering. Those and ensuing events could have a materially negative impact on Gameco's ability to obtain financing for the merger. Gameco further advises that it has considered and will continue to consider alternative financing arrangements if its primary financing plans fall through, but no alternative arrangements have been finalized.

     Stephen R. Roark, president of Black Hawk Gaming commented, "Along with Gameco, we are moving forward as best we can given the unprecedented disruption in the financial markets due to the terrorist attacks in New York City and Washington D.C. The recent weakness in our common stock may indicate that investors are less confident that the transaction will be completed than they were a short time ago."

INFORMATION CONCERNING PARTICIPANTS

     Black Hawk and its directors may be deemed to be participants in the solicitation of proxies from Black Hawk stockholders to approve the merger. Some of the directors of Black Hawk have an interest in the merger that may differ from or may be in addition to the interests of Black Hawk stockholders generally. Those interests, which are described in greater detail in the proxy statement with respect to the merger, include the interest of Mr. Jacobs in the equity of Gameco and potential employment relationships of other directors.

                                     (more)
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IMPORTANT INFORMATION AND WHERE TO FIND IT

     Black Hawk has filed and will mail to its stockholders a proxy statement containing information about Black Hawk, the proposed merger, and related matters. Stockholders are urged to read the proxy statement carefully as it contains important information that stockholders should understand before making a decision about the merger. Black Hawk will mail this proxy statement to its stockholders to seek their approval of the merger. The proxy statement as well as other filings containing information about Black Hawk, can be obtained without charge at the SEC's web site (http://www.sec.gov). Copies of the proxy
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statement, when available, and Black Hawk's SEC filings will also be obtainable, without charge, from Stanley Politano, Black Hawk's Secretary at Black Hawk Gaming & Development Company, Inc., 240 Main Street, Black Hawk, Colorado 80422,
(303) 582-1117.

     This press release contains forward-looking statements that involve risks and uncertainties relating to future events, including whether and when the proposed merger will be consummated. These risks and uncertainties could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to, risks that stockholder approval, gaming approvals, and other clearances and consents may not be obtained in a timely manner or at all and that any other conditions to the merger may not be satisfied. Black Hawk assumes no obligation to update the forward-looking information.

Note:   News releases and other information about Black Hawk Gaming &
Development Company, Inc. are available at http://www.bhwk.com
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